Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Carbon Neutral Holdings Inc.

Address:	Room 902, Unit 1, 8th Floor, Building 5 No. 201, Tangli Road
Chaoyang District, Beijing 100123 The People’s Republic of China

Date of Event Requiring Statement (Month/Day/Year):	November 13, 2023

Issuer Name and Ticker or Trading Symbol:	Global Lights Acquisition Corp
GLAC

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	Carbon Neutral Holdings Inc.

	By:	/s/ Zhizhuang Miao & Sponsor
	Name:	Zhizhuang Miao
	Title:	Director